Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of December 22, 2023 by and among Chenghe Investment I Limited, a Cayman Islands exempted company (“Chenghe”) and LatAmGrowth Sponsor LLC, a Delaware limited liability company (“Old Sponsor” and collectively, the “Sponsors”), Chenghe Acquisition I Co., a Cayman Islands exempted company limited by shares (“SPAC”), and Femco Steel Technology Co., Ltd., a company incorporated and in existence under the Laws of Taiwan with uniform commercial number of 04465819 (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, (1) Chenghe is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 1,591,873 SPAC Class B Ordinary Shares and 1,058,127 SPAC Class A Ordinary Shares (such shares, collectively “Chenghe Shares”) and 7,900,000 SPAC Private Placement Warrants (such warrants, the “Subject Warrants”); and (2) the Old Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 600,000 SPAC Class B Ordinary Shares (such shares, “Old Sponsor Shares” and Chenghe Shares and the Old Sponsor Shares, collectively, the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, SPAC, the Company, FST Corp., a Cayman Islands exempted company limited by shares (“CayCo”) and FST Merger Ltd., a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of CayCo (“Merger Sub”), have entered into a Business Combination Agreement (as amended, restated, modified or supplemented from time to time, the “Business Combination Agreement”), dated as of the date hereof;

WHEREAS, in accordance with applicable Laws, CayCo and the Company will conduct and consummate the FST Restructuring one (1) Business Day before the Closing Date;

WHEREAS, upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with the applicable provisions of the Companies Act (As Revised) of the Cayman Islands, the parties thereto desire to enter into a business combination transaction, whereby one (1) Business Day after the FST Restructuring Closing and at the Merger Effective Time, Merger Sub will merge with and into SPAC, the separate corporate existence of Merger Sub will cease and SPAC will be the surviving corporation and a wholly owned subsidiary of CayCo (the “Merger”), and SPAC will change its name to “FST Ltd.”;

WHEREAS, as a condition and inducement to the Company’s willingness to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
SPONSOR SUPPORT AGREEMENT; COVENANTS

1.1            Binding Effect of Business Combination Agreement. Each of the Sponsors hereby acknowledges that it has read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. Each of the Sponsors shall be bound by and comply with Sections 7.7 (No Solicitation by SPAC) and 10.12 (Publicity) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if each of the Sponsors was an original signatory to the Business Combination Agreement with respect to such provisions.

1.2            New Shares. In the event that (a) any SPAC Ordinary Shares, SPAC Warrants or other equity securities of SPAC are issued to either of the Sponsors after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of SPAC Ordinary Shares or SPAC Warrants of, on or affecting the SPAC Ordinary Shares or SPAC Warrants owned by the Sponsors, (b) either of the Sponsors purchases or otherwise acquires beneficial ownership of any SPAC Ordinary Shares, SPAC Warrants or other equity securities of SPAC after the date of this Sponsor Agreement and prior to the Closing, or (c) either of the Sponsors acquires the right to vote or share in the voting of any SPAC Ordinary Shares or other equity securities of SPAC after the date of this Sponsor Agreement (such SPAC Ordinary Shares, SPAC Warrants or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by the Sponsors, as applicable, shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the SPAC Ordinary Shares or SPAC Warrants owned by the Sponsors respectively, as of the date hereof, subject to compliance with applicable Laws of the relevant Governmental Authority.

1.3            Closing Date Deliverables. On the Closing Date, each of the Sponsors and other parties thereto shall deliver to SPAC and the Company a duly executed copy of that certain Investor Rights Agreement, by and among SPAC, CayCo, the Sponsors, certain of CayCo’s shareholders or their respective Affiliates, as applicable, in substantially the form attached as Exhibit A to the Business Combination Agreement.

1.4            Sponsor Agreements.

(a)            At any meeting of the shareholders of SPAC, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of SPAC is sought from the date when the Company received the Taiwan DIR Approval until the Closing Date or, if earlier, the termination of the Business Combination Agreement, each of the Sponsors shall (i) appear at each such meeting or otherwise cause all of its SPAC Ordinary Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its SPAC Ordinary Shares:

(i)            in favor of each SPAC Transaction Proposal;

(ii)            against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the SPAC Transaction Proposals);

(iii)            against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC (other than the Business Combination Agreement and the transactions contemplated thereby);

(iv)            against any change in the business, management or board of directors of SPAC (other than in connection with the SPAC Transaction Proposals); and

(v)            against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Business Combination Agreement or the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPAC under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VIII of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, SPAC.

Each of the Sponsors hereby agrees on its own behalf that it shall not commit or agree to take any action inconsistent with the foregoing.

(b)            The Sponsors shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Joinder Agreement dated as of October 6, 2023, by and among SPAC, the Sponsors, and certain other parties thereto (the “Joinder Agreement”), to the Letter Agreement dated as of January 24, 2022, by and among SPAC and certain other parties thereto (the “Insider Letter Agreement”, and together with the Joinder Agreement, the “Voting Letter Agreement”), including the respective obligations of the Sponsors pursuant to Section 1 therein to not redeem any SPAC Ordinary Shares owned by the Sponsors in connection with the transactions contemplated by the Business Combination Agreement.

(c)            During the period commencing on the date hereof and ending on the earlier of (i) the Merger Effective Time and (ii) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.1 thereof (the earlier of (i) and (ii), the “Expiration Time”), the Sponsors shall not modify or amend any Contract between or among the Sponsors or any of their respective Affiliates of the Sponsors (other than SPAC), on the one hand, and SPAC, on the other hand, without the prior written consent of the Company.

1.5            Further Assurances. Each of the Sponsors shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein.

1.6            No Inconsistent Agreement. Each of the Sponsors hereby represents and covenants that each of the Sponsors, as applicable, has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Sponsors’ respective obligations hereunder.

Article II
REPRESENTATIONS AND WARRANTIES

2.1            Representations and Warranties of the Sponsors. The Sponsors represent and warrant, severally but not jointly, as of the date hereof to SPAC and the Company as follows:

(a)            Organization; Due Authorization. Each of the Sponsors is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within the Sponsors’ respective corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of each of the Sponsors. This Sponsor Agreement has been duly executed and delivered by each of the Sponsors and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of each of the Sponsors, enforceable against each of the Sponsors in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of each of the Sponsors.

(b)            Ownership. Each of the Sponsors is, as of the date hereof, the record and beneficial owner (as defined in the Securities Act) of, and has good title to, their respective Subject Shares and Subject Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such SPAC Ordinary Shares or SPAC Warrants (other than transfer restrictions under the Securities Act)) affecting any such SPAC Ordinary Shares or SPAC Warrants, other than Liens pursuant to (i) this Sponsor Agreement, (ii) SPAC’s Governing Documents, (iii) the Business Combination Agreement, (iv) the Voting Letter Agreement or (v) any applicable securities Laws. The Subject Shares and Subject Warrants are the only equity securities in SPAC owned of record or beneficially by each of the Sponsors, as applicable, on the date of this Sponsor Agreement, and none of the Subject Shares or Subject Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares or Subject Warrants, except as provided hereunder and under the Voting Letter Agreement. Other than the Subject Warrants, each of the Sponsors does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any equity securities convertible into, or which can be exchanged for, equity securities of SPAC.

(c)            No Conflicts. The execution and delivery of this Sponsor Agreement by the Sponsors, as applicable, does not, and the performance by the Sponsors of their respective obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of each of the Sponsors or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon each of the Sponsors or their respective Subject Shares or Subject Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsors of their respective obligations under this Sponsor Agreement.

(d)            Litigation. There are no Actions pending against the Sponsors, or to the knowledge of the Sponsors, as applicable, threatened against the Sponsors, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsors of their respective obligations under this Sponsor Agreement.

(e)            Brokerage Fees. Except as described on Section 6.13 of the SPAC Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by the Sponsors, as applicable, for which SPAC or any of its Affiliates may become liable.

(f)            Acknowledgment. Each of the Sponsors understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon each of the Sponsors’ execution and delivery of this Sponsor Agreement.

Article III
MISCELLANEOUS

3.1            Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time, and (b) the written agreement of the Sponsors, SPAC, and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This ARTICLE III shall survive the termination of this Sponsor Agreement.

3.2            Amendment. Subject to applicable Law, this Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by SPAC, the Company, and the Sponsors.

3.3            Waiver. Each provision in this Sponsor Agreement may only be waived by written instrument making specific reference to this Sponsor Agreement signed by the party against whom enforcement of any such provision so waived is sought. No action taken pursuant to this Sponsor Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Sponsor Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.4            Notices. All notices and other communications under this Sponsor Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with no automated reply, such as an out-of-office notification, no mail undeliverable notification or other rejection notice), or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

If to SPAC:

Chenghe Acquisition I Co.

38 Beach Road #29-11
South Beach Tower
Singapore

Attention:	Richard Qi Li
Email:	richard.li@chenghecap.com

with a copy (which shall not constitute actual or constructive notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, NY, 10020-1095

The United States

Attention:	Joel Rubinstein
Jessica Zhou
Steven Sha
Email:	joel.rubinstein@whitecase.com
jessica.zhou@whitecase.com
steven.sha@whitecase.com

If to the Company:

Femco Steel Technology Co., Ltd.
No. 3, Gongye 1st Rd., Minxiong Township, Chiayi County 621018, Taiwan

Attention:	Marie Chao
Email:	marie.chao@fstshafts.com.tw

with a copy (which shall not constitute actual or constructive notice) to:

Landi Law Firm

15F-1, No. 105, Guo’an 1st Rd, Xitun District

Taichung City 407, Taiwan

Attention:	Francis Chang
Email:	FC@landilawyer.com.tw

If to the Sponsors:

Chenghe Investment I Limited

38 Beach Road #29-11
South Beach Tower
Singapore

Attention:	Richard Qi Li
Email:	richard.li@chenghecap.com

with a copy (which shall not constitute actual or constructive notice) to:

White & Case LLP
1221 Avenue of the Americas

New York, NY, 10020-1095

The United States

Attention:	Joel Rubinstein
Jessica Zhou
Steven Sha
Email:	joel.rubinstein@whitecase.com
jessica.zhou@whitecase.com
steven.sha@whitecase.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

3.5            Assignment. No party hereto shall assign this Sponsor Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Sponsor Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.6           Rights of Third Parties 1.1      . Nothing expressed or implied in this Sponsor Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Sponsor Agreement.

3.7           Governing Law; Jurisdiction 1.2      . This Sponsor Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Sponsor Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Sponsor Agreement, shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof that would subject such matter to the Laws of another jurisdiction. All legal proceedings arising under the Laws of the State of New York out of or relating to this Sponsor Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such legal proceedings, they shall be heard and determined exclusively in the Supreme Court of the State of New York, Commercial Division, sitting in the Borough of Manhattan of The City of New York (and any appellate court therefrom). Each of the parties hereto agrees that mailing of process or other papers in connection with any such legal proceedings in the manner provided in Section 3.4 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the aforesaid courts for the purpose of any legal proceeding arising under the Laws of the State of New York out of or relating to this Sponsor Agreement brought by any party hereto, and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any legal proceeding with respect to this Sponsor Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Sponsor Agreement and the rights and obligations arising hereunder any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 3.7.

3.8            Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SPONSOR AGREEMENT, EACH OTHER TRANSACTION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

3.9            Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

3.10          Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Sponsor Agreement, they shall take any actions necessary to render the remaining provisions of this Sponsor Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Sponsor Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.11          Headings; Counterparts. The headings in this Sponsor Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Sponsor Agreement. This Sponsor Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.12          Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Sponsor Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Sponsor Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Sponsor Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

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IN WITNESS WHEREOF, the Sponsors, SPAC, and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSORS:

CHENGHE INVESTMENT I LIMITED

By:	/s/ Qi Li
	Name:	Qi Li
	Title:	Director

LATAMGROWTH SPONSOR LLC

By:	/s/ Gerard Cremoux
	Name:	Gerard Cremoux
	Title:	Manager

[Signature Page to Sponsor Support Agreement]

SPAC:

CHENGHE ACQUISITION I CO.

By:	/s/ Shibin Wang
	Name:	Shibin Wang
	Title:	Director

[Signature Page to Sponsor Support Agreement]

COMPANY:

FEMCO STEEL TECHNOLOGY CO., LTD.

By:	/s/ 莊宇龍
	Name:	莊宇龍
	Title:	Chairman

[Signature Page to Sponsor Support Agreement]